SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
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                               INFONOW CORPORATION
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                               INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                             Denver, Colorado 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of InfoNow Corporation, a Delaware corporation ("InfoNow" or the "Company"), will be held on May 9, 2003 at The Embassy Suites Hotel, Rembrandt Meeting Room, 1881 Curtis St., Denver, Colorado at 10:00 a.m. local time. The items of business to be considered at the meeting, all of which are more completely set forth in the accompanying proxy statement, will be:

1. To elect four (4) directors to serve until the next Annual Meeting of Stockholders, or until their respective successors are elected and qualified;

2. To ratify the selection by the Board of Directors of the independent auditors of the Company for the fiscal year ending December 31, 2003;

3. To amend the Company's Certificate of Incorporation, as amended to date, to increase the total number of authorized shares of the Company's common stock from 15,000,000 to 40,000,000 shares;

4. To amend, subject to stockholder approval of the amendment to the Company's Certificate of Incorporation, as amended to date, set forth in proposal 3, the Company's 1999 Stock Option Plan, as amended, to increase the number of shares of common stock available for issuance to 6,000,000 shares; and

5.   To transact such other business as may properly come before the Annual
     Meeting.

     The Board of Directors has fixed the close of business on March 17, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. All stockholders are cordially invited to attend the Annual Meeting, but only stockholders of record on March 17, 2003 are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection at the Annual Meeting and at InfoNow's principal executive offices during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                        By Order of the Board Of Directors:

                                        By: /s/ Michael W. Johnson
                                            ----------------------
                                        Michael W. Johnson
                                        Chairman and CEO
                                        April 1, 2003
                                        Denver, Colorado

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     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND
  RETURNING IT IN THE ACCOMPANYING POSTAGE PREPAID (IF MAILED WITHIN THE UNITED
                STATES) RETURN ENVELOPE AS PROMPTLY AS POSSIBLE.
           Your proxy may be revoked at any time before it is voted.
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                               INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                             Denver, Colorado 80202

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                   May 9, 2003

                             SOLICITATION OF PROXIES
                             -----------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of InfoNow Corporation (the "Board"), a Delaware corporation ("InfoNow" or the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 9, 2003 at 10:00 a.m. local time, at The Embassy Suites Hotel, Rembrandt Meeting Room, 1881 Curtis St., Denver, Colorado, and at any and all adjournments or postponements of such meeting. This Proxy Statement and the accompanying Proxy Card are being sent or mailed to the Company's Stockholders who are entitled to notice of and to vote at the Annual Meeting on or about April 1, 2003.

Voting Tabulation

     If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of our common stock, $0.001 par value per share, represented will be voted in accordance with the instructions contained therein. Only shares of our common stock are entitled to vote at the Annual Meeting because our common stock is the only class of our equity securities outstanding. Executed proxies that contain no instructions will be voted FOR the election of each of the nominees for director and FOR each of the other proposals described herein. Abstentions will be considered present and entitled to vote at the Annual Meeting and, except with respect to the election of directors, will have the effect of negative votes.

     If your shares are registered in the name of a broker or other "street name" nominee, your votes will only be counted as to those matters actually voted by the broker or other nominee on your behalf. If you do not provide your broker or other nominee with voting instructions and your broker or nominee does not have discretionary voting authority under applicable rules or the instrument under which it serves in such capacity, your shares will not be voted at the Annual Meeting with respect to the non-discretionary matter. Such non-votes are commonly referred to as "broker non-votes". Brokers and other nominees will not have authority to vote on the proposals to amend the Company's 1999 Stock Option Plan, as amended, without your instructions, but they will have the authority to vote on all other matters to be considered at the Annual Meeting without your instructions. Broker non-votes will be considered present and entitled to vote at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the votes cast at the meeting or on the election of directors. With respect to a proposal that requires a majority of the outstanding shares, however, a broker non-vote has the same effect as a vote against the proposal. With respect to the election of directors, votes may be cast in favor or withheld for each director nominee: votes that are withheld and broker non-votes will be excluded entirely from the tabulation of votes and will have no effect. The proxies will be tabulated and votes counted by our transfer agent and registrar, Computershare Investor Services.

     Stockholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting, by itself, will not be sufficient to revoke a proxy.

     The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy Card, and of the solicitation of votes pursuant hereto, will be borne by the Company. Additionally, the Company may use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company may also request banks, brokers, and others who hold shares of common stock of the Company in nominee names to distribute proxy solicitation materials to beneficial owners, and may reimburse such banks and brokers for reasonable out-of-pocket expenses that they may incur in so doing.

Outstanding Capital Stock

     The Board has established the record date for determining the Stockholders entitled to notice of and to vote at the Annual Meeting to be March 17, 2003. At the close of business on that day, there were 9,318,359 shares of common stock of the Company outstanding and entitled to vote at the meeting.

Quorum and Voting Rights

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum for each matter to be voted upon at the Annual Meeting. Abstentions and broker non-votes will be considered present and entitled to vote at the Annual Meeting for purposes of establishing a quorum. In deciding all questions, a holder of common stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date.

Action to be Taken at the Meeting and Votes Required

     Unless the Stockholder otherwise specifies in the Proxy Card, all properly executed Proxy Cards will be voted by the proxies (i) FOR the election of each of the four nominees named herein for the office of director, (ii) FOR the ratification of the selection of Deloitte & Touche, LLP, independent public accountants, as the auditors of the Company for the fiscal year ending December 31, 2003; (iii) FOR the proposal to amend the Company's Certificate of Incorporation, as amended, to increase the total authorized shares of common stock from 15,000,000 to 40,000,000; (iv) FOR the amendment to increase the number of shares of common stock available for issuance under the Company's 1999 Stock Option Plan, as amended, from 3,500,000 shares to 6,000,000 shares if the proposal to amend the Certificate of Incorporation, as amended, is approved; and
(v) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

     A plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of each of the director nominees. A majority of the votes of the shares of common stock outstanding is required for the approval of the amendment to the Company's Certificate of Incorporation, as amended. A majority of the votes of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for the approval of the amendment to the Company's 1999 Stock Option Plan, as amended. If the ratification of the selection of the auditors is not approved by a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote, our Board will review its future selection of auditors. If any other matter of business is properly brought before the meeting, the proxies will vote on such matters at their discretion. The directors are not aware of any such other matters or business to be brought before the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes set forth as of March 17, 2003, the number of shares of the Company's outstanding common stock beneficially owned by (i) the Named Executive Officers set forth on page 16 of this Proxy Statement, (ii) each director and nominee for director of the Company, and (iii) all Named Executive Officers and directors of the Company as a group. The Company is not aware of any person or group of persons who beneficially own more than five percent (5%) of the outstanding shares of common stock of the Company other than Michael W. Johnson. All information is taken from or based upon ownership filings made by such persons with the Securities and Exchange Commission or upon information provided by such persons to the Company, and the percentages are based upon 9,318,359 shares of common stock outstanding on March 17, 2003.

                                                                                                Shares Beneficially
                                                                         Percent of Class        Owned Which May be
          Name and Address of                Amount and Nature of          Beneficially          Acquired Within 60
          Beneficial Owner(1)                 Beneficial Ownership           Owned(2)                 Days(3)
  -------------------------------------     ----------------------     -------------------    -----------------------
  Executive Officers and Directors:
  Michael W. Johnson                                  1,694,454                  15.9%                1,352,395
  Jeffrey Peotter                                       171,816                   1.8%                   13,958
  Allan R. Spies                                         86,548                      *                   35,833
  Duane Wentworth                                        63,958                      *                   53,958
  James T. Brandt                                       192,861                   2.0%                  189,861
  Harry R. Herbst                                       251,072                   2.6%                  222,500
  Donald Kark                                           388,333                   4.0%                  374,333
  James L. Medina                                        35,333                      *                   35,333

  All Executive Officers and
  Directors as a Group (8 persons):
                                                      2,884,375                  24.9%                2,278,171

-----------------
*    Represents less than 1% of shares of common stock deemed to be outstanding.

(1) The business address for each beneficial owner is 1875 Lawrence St., Ste. 1100, Denver, Colorado 80202.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company understands that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(3) Represents the number of shares of common stock set forth under the column "Amount and Nature of Beneficial Ownership" that the beneficial owner has the right to acquire through the exercise of warrants or options that are currently exercisable or that are exercisable within 60 days of March 17, 2003.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of beneficially owned common stock of the Company. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2002, to the Company's knowledge, the Company's directors, executive officers and beneficial owners of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements, except that one of our directors, Mr. Duane Wentworth, inadvertently failed to file timely three Forms 5 reporting three option grants to him in 1997, 1999 and 2001, and failed to file timely a Form 4 reporting one option exercise in May 2000. Mr. Wentworth filed a Form 4 in June 2002 reporting all such grants and the option exercise.

                                   PROPOSAL 1
                                   ----------
                              ELECTION OF DIRECTORS
                              ---------------------


     Pursuant to the Bylaws of the Company, the authorized number of directors of the Company has been set at five. The Board has nominated four persons to be directors and four directors are to be elected at the meeting. The Company is currently conducting a search to fill the fifth director vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee will be elected to hold office until the next annual meeting of Stockholders or until his successor is elected and has qualified. Proxy holders will not be able to vote the proxies held by them for more than four persons. If a quorum is present, the four nominees having the highest number of votes cast in favor of their election will be elected. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

             THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
                        "FOR" EACH NOMINEE FOR THE BOARD.
                        -----

     The Board's nominees for director, each of whom is an incumbent director, are as follows:

      Nominee                         Age         Served as a Director Since
      -------                         ---         --------------------------

      Michael W. Johnson               41                    1995

      Jeffrey Peotter                  45                    2002

      Allan R. Spies                   54                    2000

      Duane Wentworth                  72                    1997

     Michael W. Johnson has served as Chief Executive Officer and a director of the Company since October 1995. In September of 1998, Mr. Johnson was elected Chairman of the Board. In March of 2001, Mr. Johnson was elected to serve as President of the Company. From 1990 to October 1995, Mr. Johnson was a consultant with McKinsey & Company, an international management-consulting firm, where he served leading technology companies in the United States and Europe on issues of growth, strategy, customer service, and mergers and acquisitions. Mr. Johnson has received a Bachelor of Science degree in Applied and Engineering Physics, and a Bachelors of Arts degree in English from Cornell University, a Diplome from Universite de Paris, and a Masters of Business Administration degree from Stanford University Graduate School of Business.

     Jeffrey Peotter joined the InfoNow board of directors in July 2002, bringing more than 21 years of software and high-tech experience to InfoNow. Prior to joining the board, Mr. Peotter served as Vice President of Corporate Development for BEA Systems from February 2000 through October 2001, a leading enterprise software provider, where he was responsible for strategic planning, mergers and acquisitions, and venture investing for the company. Previously, from May 1998 through February 2000, he was Vice President, General Manager, and Co-founder of the first division of BEA, growing the division's operations in a 12 month period from 50 to 250 employees and from $8 to $40 million in annual sales. Under his leadership, the operation expanded to include offices in North America and Europe, serving clients worldwide. From June 1995 through May 1998, Mr. Peotter held executive positions in leading global enterprises, including the role of Co-founder and Co-chief Executive Officer of Leader Group, Inc., a software and services production and implementation firm that was later acquired by BEA Systems. Prior to Leader Group, Mr. Peotter held key management and sales positions with Sybase, Hewlett-Packard, and AT&T. Currently, in addition to his appointment to the Board of Directors at InfoNow, Mr. Peotter is a private investor and business consultant. Mr. Peotter serves on the company's Audit and Governance Committees.

     Allan R. Spies has been a director since October 2000. Mr. Spies brings nearly 30 years of proven operations, finance and management expertise, gained through executive positions in leading global enterprises, to InfoNow's board. From 1996 to 2000, he served as the Chief Financial Officer of US West, a major telecommunications firm located in Denver, Colorado. In this role, Mr. Spies was responsible for internal and external finance including strategy, operations and investor relations. Mr. Spies worked for MediaOne from 1993 to 1996; he worked for US West when it spun off from AT&T from 1983 to 1993; and he worked for AT&T from 1970 to 1983. He currently serves on the Board of Directors and the Audit Committee of eyeRis, Inc., and iPASS Inc., both of which are privately held. Mr. Spies is chair of the Audit Committee and a member of the Governance Committee.

     Duane Wentworth has been a director since July 1997 and has served as a management consultant to various businesses since 1992. Mr. Wentworth has over 41 years of business experience, including serving in management positions with IBM and Control Data. During his tenure at Control Data, from 1976 to 1982, he was responsible for the formation of Professional Services Division, which provided world-wide consulting services for Control Data. Mr. Wentworth has also served as chairman and owner of Data Decisions, Inc., a supplier of specialized data processing services. Mr. Wentworth is chair of the Governance Committee and a member of the Audit Committee.

     Messrs. Johnson, Peotter, Spies and Wentworth currently serve on the Company's Board. Directors are elected annually to serve until the next annual meeting of Stockholders or until their successors are duly elected and have qualified. Messrs. Peotter, Spies and Wentworth are independent directors, as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. There are no family relationships among the Named Executive Officers, directors and nominees for election to our Board. Each of the nominees for director is a citizen of the United States of America.

                             Committees of the Board
                             -----------------------

     The Board has established an Audit Committee and a Governance Committee of the Board. The Board may, from time to time, establish certain other committees to facilitate the management of the Company. The members and functions of these committees are as follows:

Audit Committee

     The members of the Audit Committee are Jeffrey Peotter, Allan Spies and Duane Wentworth; Mr. Spies serves as chairman. All of the Audit Committee members are independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' (the "NASD") listing standards. In addition, pursuant to NASD Rule 4350(d)(2)(a), all Audit Committee members are able to read and understand financial statements, and Mr. Spies has past employment experience in finance or accounting, with financial oversight responsibilities.

     The Board of the Company adopted a written charter for the Audit Committee in March 2000, and the Audit Committee periodically reviews and reassesses its adequacy. A copy of the Audit Committee Charter is attached as Appendix A to our Proxy Statement filed in connection with our 2001 annual stockholders meeting. The Audit Committee is responsible for (i) recommending independent auditors for approval by the Board, (ii) reviewing the scope of, and the fees for, the annual audit and considering whether the provision of non-audit services is compatible with auditor independence, (iii) reviewing with the independent auditors the corporate accounting practices, controls and policies of the Company, (iv) reviewing the Company's quarterly and annual financial statements, including any changes in accounting principles and reporting standards used in the preparation of such statements, and discussing them with management and the independent auditors; (v) reviewing with the independent auditors their final report, (vi) being available to the independent auditors during the year for consultation purposes; and (vii) investigating any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. The Audit Committee met five times during the fiscal year ended December 31, 2002.

     Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the members of the Audit Committee have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

Audit Committee Report

     The Audit Committee has discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits, their evaluation of the Company's internal controls and overall quality of the Company's financial reporting. The Audit Committee has also reviewed and discussed the audited financial statements with the management of the Company and has discussed with the independent auditors, Deloitte & Touche, LLP, the matters required to be discussed by SAS 61 regarding the Codification of Statement on Auditing Standards, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed the issue of independence with the independent accountant. The Audit Committee has also considered whether the independent auditor's provision of other non-audit services to the Company is compatible with the auditor's independence.

Audit Fees

     For the year ended December 31, 2002, we incurred fees for services from Deloitte & Touche, LLP as discussed below:

     o Audit Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche, LLP for the audit of our 2002 annual financial statements and the review of the financial statements included in our 2002 Forms 10-QSB were approximately $65,000.

     o Financial Information Systems Design and Implementation. There were no fees billed, or services provided by Deloitte & Touche, LLP in 2002 related to financial information systems design and implementation.

     o All Other Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche, LLP for tax-related services were approximately $9,228 for the year ended December 31, 2002. There were no other fees billed, or services provided by Deloitte & Touche, LLP in 2002.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and our Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     Respectfully submitted on February 24, 2003 by the members of the Audit Committee of the Board.

      Allan R. Spies, Chair
      Jeff Peotter
      Duane Wentworth

Governance Committee

     In August 2002, the Board unanimously voted to create a Governance Committee, which evolved from and replaces the Company's Compensation Committee. The newly formed Governance Committee handles board nominations; executive officer appraisals, compensation, and succession planning; and other functions related to corporate governance. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. In the event of a vacancy, the Governance Committee will consider suggestions for director nominees from stockholders. Suggestions for nominees must be delivered, in writing, to the Secretary of the Corporation. Any suggestions for director nominees from stockholders to be presented for consideration for inclusion in the proxy material in connection with the 2004 Annual Meeting of Stockholders of the Company must be submitted and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on December 2, 2003. The Governance Committee may, in its discretion, determine not to nominate the stockholder's director nominee. The members of the Governance Committee are Jeff Peotter, Allan Spies and Duane Wentworth; Mr. Wentworth serves as Chairman. No member of the Governance Committee was an officer or employee of the Company during fiscal 2002 or any time prior thereto. During fiscal year 2002, the Company did not engage in any transactions with the members of the Governance Committee. The Governance Committee met three times during the fiscal year ended December 31, 2002.

Board Meetings and Attendance

     During the fiscal year ended December 31, 2002, there were 14 meetings of the Board. During the last full fiscal year, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which they served.

Director Compensation

     Directors who are employees of the Company receive no additional compensation for service on the Board. Each director who is not a full-time employee of the Company is reimbursed expenses for attendance at Board and Committee meetings. Each non-employee director is also awarded an option to purchase 35,000 shares of the Company's common stock on a bi-annual basis. The options are exercisable at the fair market value of the Company's common stock on the date of grant and vest over a 24-month period. Options expire ten (10) years from date of grant. If a director leaves the Board, his or her options stop vesting on the date of exit, and vested options can be exercised through the term of the original option agreement.

                                   PROPOSAL 2
                                   ----------
                      RATIFICATION OF SELECTION OF AUDITORS
                      -------------------------------------


     Upon recommendation from the Audit Committee, the Board of Directors has selected Deloitte & Touche, LLP as InfoNow's independent auditors to perform the audit of our financial statements for 2003, and the stockholders are being asked to ratify this selection. Deloitte & Touche, LLP has served as our independent auditors since March 2000. Representatives of Deloitte & Touche, LLP are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF THE FIRM OF DELOITTE & TOUCHE, LLP
    AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003.



                                   PROPOSAL 3
                                   ----------
    APPROVAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED,
    -------------------------------------------------------------------------
             TO INCREASE THE TOTAL AUTHORIZED SHARES OF COMMON STOCK
             -------------------------------------------------------
                      FROM 15,000,000 to 40,000,000 SHARES.
                      -------------------------------------

Introduction

     On February 24, 2003, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation, as amended to date (the "Certificate"), to increase the total number of authorized shares of common stock of the Company from 15,000,000 to 40,000,000 shares. Such increase in the number of authorized shares of common stock of the Company would be effected by restating the fourth paragraph of current Article Fourth of the Certificate to read as follows (revised language shown in italics): "The total number of shares of stock which the Corporation is authorized to issue is FORTY-ONE MILLION SEVEN HUNDRED TWELVE THOUSAND THREE HUNDRED THIRTY FIVE (41,712,335) shares of which FORTY MILLION (40,000,000) shares of the par value of $.001 each are Common Stock and one million seven hundred twelve thousand three hundred thirty-five (1,712,335) shares of the par value of $.001 each are Preferred Stock." The additional shares of common stock for which authorization is sought herein would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Holders of common stock have no preemptive or other subscription rights.

     As of February 14, 2003, 9,318,359 shares of common stock were issued and outstanding, 4,460,883 shares were reserved for issuance upon exercise of outstanding stock options under the Company's 1990 and 1999 Stock Option Plans, as amended, 126,387 shares were reserved for issuances upon exercise of outstanding warrants, and 219,310 shares were reserved for issuance upon exercise of to be granted stock options under the Company's 1999 Stock Option Plan, as amended. Therefore, of the 15,000,000 shares of common stock currently authorized under the Certificate, approximately 875,061 shares are presently available for general corporate purposes.

Purposes and Effects of the Authorized Shares Amendment

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to have additional shares of common stock available for future issuance. Such additional authorized shares would be available for issuance at the discretion of the Board of Directors without further stockholder approval (subject to certain provisions of state law and Nasdaq listing requirements) to take advantage of future opportunities for (i) possible acquisitions, (ii) equity financing, (iii) improvements to the Company's capital structure, (iv) stock dividends or stock splits, and (v) for other corporate purposes.

     The Board believes that the proposed increase in the number of authorized shares is desirable to maintain the company's flexibility in choosing how to pay for acquisitions and other corporate actions. We have provided below three possible examples illustrating how InfoNow may use the authorized but unissued shares in the future:

     1. In pursuit of long-term growth, InfoNow may, from time to time, explore opportunities to acquire technology or companies that would broaden its portfolio of product offerings, to augment its technological capabilities and/or to expand its geographic markets and distribution channels. If authorization of an increase in the common stock is postponed until a specific need arises, the delay and expense incident to obtaining approval of the stockholders at that time could impair the Company's ability to meet its objectives.

     2. In the event the Board determines it to be in the best interest of the Company to raise additional capital, the lack of available shares for issuance could preclude the Company from raising capital in a timely manner under favorable market conditions. If authorization of an increase in the common stock is postponed until a specific need arises, the delay incident to obtaining approval of the stockholders at that time could result in less favorable market conditions and impair the Company's ability to meet its objectives.

     3. In the event the Board determines it to be appropriate in the future to effect a stock split or stock dividend, the current number of authorized shares of common stock, excluding shares currently outstanding or reserved for future issuance, is not sufficient to enable the company to complete a stock split or stock dividend. Although we cannot guarantee that InfoNow's stock price will increase sufficiently to justify a stock split or dividend, or that the Board would declare a stock split or dividend at any specific price or at all, the Board believes that the increase in the number of authorized shares will provide us with the flexibility necessary to increase liquidity through future stock splits or dividends without the expense of a special stockholder meeting or having to wait until the next annual meeting.

     The Board of Directors does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of the Company and its stockholders. If this proposal is approved, all or any of the authorized shares may be issued without further stockholder action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the current stockholders for subscription. The issuance of shares other than on a pro-rata basis to all stockholders would reduce the proportionate interest in the company of each stockholder.

     The Company does not now have any agreement, understanding, arrangement or commitment which would result in the issuance of any of the additional shares to be authorized and no assurance can be given at this time that additional shares will, or as to the circumstances under which such shares might, in fact be issued. We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the company. This proposal to amend the Certificate is not in response to any effort of which the Company is aware to accumulate the Company's stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders.

Proposal

     At the Annual Meeting, stockholders will be asked to approve the amendment to the Certificate of Incorporation to increase the total number of authorized shares of common stock of the Company from 15,000,000 shares to 40,000,000 shares. Such approval will require the affirmative vote of a majority of the votes of the shares of common stock outstanding as of March 17, 2003.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     "FOR" THE AMENDMENT TO THE CERTIFICATE.
                      ---
                                        9

                                   PROPOSAL 4
                                   ----------
     APPROVAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER
     -----------------------------------------------------------------------
              OUR 1999 STOCK OPTION PLAN, AS AMENDED, TO 6,000,000
              ----------------------------------------------------


     The InfoNow Corporation 1999 Stock Option Plan, as amended (the "Plan"), was initially adopted by the Board and became effective on April 23, 1999. The Board amended the Plan on November 8, 1999 to increase the number of shares of common stock available for issuance thereunder from 600,000 to 1,500,000. The Plan was thereafter amended and restated by the Board on March 3, 2000 to, among other things, increase the number of shares available for issuance under the Plan to 2,000,000 and the Plan, as so amended and restated, was duly approved by the stockholders of the Company on April 21, 2000. On February 20, 2001, the Board approved an amendment to the Plan to increase the number of shares of common stock available for issuance thereunder from 2,000,000 to 2,800,000, and the stockholders duly approved the increase on May 11, 2001. On March 25, 2002, the Board approved a subsequent amendment to the Plan to increase the number of shares of common stock available for issuance thereunder from 2,800,000 to 3,500,000, and the stockholders duly approved the increase on May 10, 2002.

     On February 24, 2003, the Board approved, subject to stockholder approval at this Annual Meeting, an amendment to the Plan to increase the total number of shares of common stock available for issuance thereunder from 3,500,000 to 6,000,000, if the amendment to the Certificate increasing the total number of authorized shares of common stock is also approved at this Annual Meeting.

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to have additional shares of common stock authorized for issuance under the 1999 stock option plan for the following reasons:

1. The proposed amendment to the Plan will assure that a sufficient reserve of common stock remains available for issuance under the Plan in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals and other personnel essential to the Company's long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and other personnel, and believes such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

2. The proposed amendment to the plan would assure that a sufficient reserve of common stock remains available for issuance under the Plan in order to allow the Company to issue stock options in conjunction with a merger or acquisition. If, for example, the Company were to complete one or more mergers or acquisitions, the current level of shares authorized under the 1999 stockholder plan might not be sufficient to reload the merged or acquired company's option plan with InfoNow stock options.

     Therefore, the Board is seeking stockholder approval of an increase in the number of shares of common stock authorized for issuance under the Plan to 6,000,000. Such additional authorized shares would be available for issuance at the discretion of the Board of Directors, subject to the terms of the Plan.

     Action will only be taken to increase to 6,000,000 the number of shares authorized for issuance under the Plan if our stockholders approve the amendment to the Certificate under proposal 3 above and the amendment to the Plan described in this proposal 4. The number of shares authorized under the Plan will not be increased to 6,000,000 if the Certificate amendment is not approved because there are too few shares of common stock authorized for issuance under the Company's existing Certificate to give effect to the Plan increase contemplated by this proposal. The amendment to the Plan increasing the number of shares authorized for issuance thereunder to 6,000,000, as proposed to be approved by the stockholders, is attached to this Proxy Statement as Appendix A.

     As of February 14, 2003, options to purchase an aggregate of 3,280,690 shares of common stock were outstanding pursuant to the Plan and 49,808 options have been exercised since inception of the Plan. As of such date, the market price for our shares of common stock that are issuable upon exercise of outstanding options under the Plan was $1.21 per share (based upon the average of the high and low sales prices per share as quoted on the Nasdaq Stock Market on such date). Because equity holders who are not also employees, directors or executive officers of the Company are not eligible to receive options under the Plan, the directors and executive officers of the Company, to the extent that they are eligible to participate in the Plan, may receive a benefit not available to other holders of the common stock if the proposed amendment is approved.

     If the amendment to the Certificate as described in proposal 3 is approved by stockholders, the amendment to the Plan will be approved if a majority of the votes of the shares of common stock present in person or represented by proxy at the meeting are voted in favor of the amendment. The summary description of the Plan set forth below is qualified in its entirety by reference to the full text of the Plan, a copy of which was filed by the Company as an appendix to the Company's proxy statement used in connection with its 2001 annual meeting of stockholders and the amendment thereto approved by the stockholders was filed as an appendix to the Company's proxy statement used in connection with its 2002 annual meeting of stockholders.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE PLAN
          INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR
                        ISSUANCE THEREUNDER TO 6,000,000.

                      Summary of the 1999 Stock Option Plan
                      -------------------------------------

Purpose

     The Plan is intended to enhance the Company's ability to attract, retain, and compensate highly qualified officers, key employees, and other persons, and to motivate such officers, key employees, and other persons, to serve the Company and its subsidiaries and to expend maximum effort to improve the business results and earnings of the Company and its subsidiaries, by providing to such officers, key employees, and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. There are four directors and approximately 114 employees eligible to participate in the Plan.

Administration

     The Board, which has the ultimate authority to either administer or delegate the administration of the Plan, has delegated the administration of the Plan to the Governance Committee (formerly the Compensation Committee, the "Committee") of the Board, which is comprised solely of non-employee directors. A member's term of office on the Committee is subject to the discretion of the Board. For purposes of this Summary of the Plan, all references to the Committee shall be deemed to refer to the Board whenever the Board is discharging the powers and responsibilities delegated to the Committee.

     The Committee has the full authority to interpret and construe the provisions of the Plan and any award granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee's good faith determinations respecting the administration of the Plan are final and binding on all interested parties.

Shares Subject to the Plan

     The aggregate number of shares of common stock that may be issued under the Plan, prior to amendment, is 3,500,000. The fair market value of the aggregate number of shares issuable to an individual in a single calendar year with respect to which incentive stock options are first exercisable cannot exceed $100,000. Stock options which are not exercised, and the underlying shares of common stock that are not purchased, before such stock options expire may again be made subject to stock options under the Plan.

     The number of shares subject to stock options and the option price of such shares, and the aggregate number of shares which may be made subject to stock options under the Plan in the future, will be appropriately adjusted upon a reorganization, recapitalization, stock dividend paid in Capital Stock of the Company, stock split, combination of shares, exchange of shares, change in corporate structure or other such change in the common stock.

Grant of Stock Options

     Subject to the provisions of the Plan, the Committee may grant stock options to any eligible person under the Plan and has authority to determine the option price, number of shares of common stock subject to each option granted and vesting schedule of such options. Each stock option will be evidenced by a written stock option agreement containing the terms and conditions as the Committee may determine, subject to the provisions of the Plan.

     Because the number of stock options that may be granted to any individual is in the discretion of the Committee, the value of the benefits that may be received under the Plan by the Company's executive officers and directors individually or as a group in any particular year cannot be determined.

     Stock options granted under the Plan may be either incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), or nonstatutory stock options ("NSOs") that do not qualify as incentive stock options under section 422 of the Code. The option price of any ISO may not be less than the fair market value of the common stock, or for a person who holds more than 10% of the Company's outstanding voting stock, not less than 110% of the fair market value of the common stock, on the date of grant. The option price of any NSO may not be less than 85% of the fair market value of the common stock on the date of grant.

Eligibility and Participation

     Grants of ISOs may be made to employees of the Company and NSOs may be granted to employees, directors of, or consultants to the Company. Any director of the Company who is also an employee of the Company is eligible to receive ISOs.

Exercise of Options; Term

     Subject to the provisions of the Plan, the Committee shall determine when a stock option, or a portion of a stock option, becomes exercisable and when it expires. Stock options shall expire no later than ten years after the date of grant, except for ISOs granted to persons who hold more than 10% of the outstanding common stock of the Company, in which case stock options shall expire no later than five years after the date of grant. If an employee of the Company is terminated for any reason other than death or disability or for cause, the employee may exercise options exercisable as of the date of termination for a period ending on the last day of the month following the month of termination. Upon the death or disability of an employee, options exercisable as of the date of death or disability are exercisable for the twelve-month period following such death or disability. In no event, however, are options exercisable later than the specified expiration date in the particular option agreement. If an employee, director or consultant is terminated for cause, as defined in the Plan, any unexercised stock options terminate.

Terms of Payment

     Subject to applicable law, the Committee, in its discretion, may permit a participant to make payment for the exercise of stock options granted under the Plan

     o    in cash,
     o by surrendering to the Company whole shares of common stock previously acquired by the participant,
     o by requesting that a portion of the shares of common stock issuable upon exercise of the stock option be withheld based on their fair market value on the date of grant, or
     o by delivering a promissory note to the Company or borrowing funds from the Company on terms and conditions determined by the Committee in its sole discretion.

Assignability

     Except as otherwise determined by the Committee with respect to NSOs, options may not be assigned, transferred, pledged or hypothecated in any way except by will or by the laws of descent and distribution. Options are not assignable by operation of law, nor subject to execution, judgment, decree, bankruptcy, assignment for benefit of creditors, attachment, garnishment or similar process.

Corporate Transactions and Changes in Control

     Unless after giving effect to any of the transactions described below the persons who were holders of the outstanding common stock of the Company immediately prior to such transaction are immediately after such transaction the holders of at least 51% of the outstanding voting capital equity of the surviving entity, upon

     o    a merger, consolidation, or acquisition of the Company,
     o a share exchange in which 95% or more of the outstanding capital stock of the Company is exchanged for securities of another corporation, or
     o    the sale of all or substantially all of the Company's assets,

the Committee may, at its discretion, accelerate the vesting schedules of options so that the options will become exercisable as to shares of common stock that could have been purchased under such vesting schedules within 12 months after the date of consummation of such a transaction. The Committee also has discretion upon any such event to accelerate the vesting of all options outstanding immediately prior to the consummation of the transaction or to require participants, in lieu of exercising vested options, to accept cash payment in consideration for termination of their options. All unexercised options terminate upon the consummation of any such transaction, unless expressly assumed by a successor entity.

     If an employee is terminated without cause by the Company within one year following a change in control of the Company, the vesting schedule of all options held by such employee shall be automatically accelerated.

Amendment

     The Committee may amend the Plan in any respect, at any time, but must obtain the approval of the stockholders to increase the maximum number of shares of common stock issuable under the Plan, to materially modify the eligibility requirements or materially increase the benefits accruing to participants under the Plan.

Term of the Plan

     No stock options may be granted under the Plan after April 23, 2009. Stock options outstanding after April 23, 2009 will continue to be governed by the provisions of the Plan until they are exercised or expire.

Income Tax Treatment to the Company and the Participants

     The following summarizes only the federal income tax consequences of stock options granted under the Plan based on current tax laws, rules and regulations. State and local tax consequences may differ.

     NSOs

     The grant of an NSO under the Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of an NSO, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to a corresponding income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than twelve months following exercise. The Company does not receive a tax deduction for any such gain.

     ISOs

     The grant of an ISO under the Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on the period of time for which the stock was held. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     The difference between the fair market value of shares granted under an ISO at exercise and the exercise price is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. The alternative minimum tax and other tax rules are complex. Therefore, you should consult your own tax advisors concerning the tax consequences of acquiring shares of common stock under the Plan and the disposition of any shares of common stock acquired under the Plan.

Registration of Shares

     All of the shares of common stock currently issuable under the Plan have been registered with the Securities and Exchange Commission on Form S-8 registration statements. If the amendment to the Plan is approved by the stockholders at the Annual Meeting, the Company will promptly seek to effect the registration of the additional shares authorized for issuance under the Plan.



                               EXECUTIVE OFFICERS

      The following persons are the Executive Officers of the Company:

Name                                   Age                                           Position and Offices Held
----                                   ---                                           -------------------------

Michael W. Johnson(1)                  41         Chief Executive Officer, President and Chairman of the Board

James T. Brandt                        40                   Executive Vice President, Development and Services

Harry R. Herbst                        51                    Executive Vice President, Chief Financial Officer

Donald Kark                            39                   Executive Vice President, Chief Technology Officer

James L. Medina                        41                                Vice President, Controller, Treasurer


----------------
     (1) Information concerning the business experience of Mr. Johnson is provided under the section above entitled "Election of Directors".

     James Brandt was appointed Executive Vice President in March 2000, after he joined InfoNow as Director of Operations in May of 1999. Prior to joining InfoNow, he was with TRW, Inc. (now part of Northrup Grumman) for 15 years starting as a Software Engineer and progressively moving to System Engineer, Lead Engineer, and ending as Program Manager. Mr. Brandt received a TRW Fellowship award entitling him to a full post-graduate scholarship. He was also selected to TRW's exclusive Leadership Program designed for future executives. Mr. Brandt has a BS degree in Electrical Engineering/Computer Science from Notre Dame and a MS degree in Electrical Engineering from University of Southern California.

     Harry Herbst was appointed to his current position as Executive Vice President and Chief Financial Officer on February 22, 2001. Prior to joining InfoNow, Mr. Herbst was Executive Vice President and Chief Financial Officer at ICG Communications, Inc. From 1995 to 1998 he served as Vice President, finance and strategic planning and Treasurer for Gulf Canada Resources Limited. Prior to that, Mr. Herbst began his professional career as a CPA with Coopers & Lybrand (now PriceWaterhouseCoopers). He holds a masters degree from the University of Denver and an undergraduate degree in accounting from the University of Colorado.

     Donald Kark was named Chief Technology Officer in March of 2000, after serving as Executive Vice President since May of 1997. Prior to joining InfoNow in December 1996, Mr. Kark was with Welkin Associates, Ltd. from June 1995 to December 1996, where he was a consultant and advisor to high technology clients on advanced technology information systems. From June 1985 to June 1995, Mr. Kark worked with TRW, Inc. (now part of Northrup Grumman) as a Chief Engineer, Project Manager, Hardware Engineer and Software Developer. He holds a B.S.C.E.E. from Purdue University and has won numerous awards for his professional accomplishments, including TRW's most prestigious engineering award, the TRW Chairman's Award for Innovation.

     James Medina was named Vice President, Controller and Treasurer in May 2001, after joining InfoNow as Vice President and Controller in May 2000. Mr. Medina has more than 19 years of experience in the areas of finance, accounting and management. Prior to joining InfoNow, he served as Vice President of Finance and Administration for Teikyo Loretto Heights University from July, 1997 to May 2000. He holds a BS degree in Accounting from the University of Colorado and an MBA from the Daniels School of Business at the University of Denver.

     All executive officers are citizens of the United States of America and are appointed by the Board and serve at the Board's discretion.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the cash compensation earned for the fiscal years ended December 31, 2002, 2001, and 2000 by the Company's Chief Executive Officer and by the Company's most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the 2002 fiscal year and whose individual total annual salary and bonus for the 2002 fiscal year exceeded $100,000 (the "Named Executive Officers").

                                      SUMMARY COMPENSATION TABLE

                                                           Annual                        Long-Term
                                                                                       Compensation
                                                                                      --------------
                                                        Compensation                       Awards
                                          -----------------------------------------   --------------
                                                                                         Securities
 Name and                                    Salary         Bonus          Other         Underlying
Principal Position            Year            ($)            ($)         Annual Comp     Options(#)
----------------------------------------------------------------------------------------------------

Michael W. Johnson            2002          200,000            -            586(1)        290,000
   Chief Executive            2001          171,162            -            460(1)              -
   Officer, President,        2000          139,122            -            460(1)              -
   Chairman of the Board

Jim Brandt(2)                 2002          155,000            -            661(1)         65,000
   ExecutiveVice              2001          130,000            -                           35,000
   President                  2000          105,833       35,000                           45,000

Harry R. Herbst(3)            2002          190,000            -            290(1)         55,000
   Executive Vice             2001          167,833            -                          235,000
   President/Chief            2000             -               -                             -
   Financial Officer

Donald Kark                   2002          160,000            -            863(1)         65,000
   Executive Vice             2001          141,614            -            750(1)         60,000
   President/Chief            2000          121,114       35,000       4,234.50(4)              -
   Technology Officer

James L. Medina (5)           2002          102,500            -             90(1)         16,000
   Vice President,            2001           92,500            -              -            24,000
   Controller,                2000           51,571        5,800              -            10,000
   Treasurer

----------------
(1)  Represents cost of annual premium payments for life insurance policies.
(2)  Mr. Brandt became Executive Vice President in March of 2000.
(3)  Mr. Herbst joined the Company in February 2001.
(4) In addition to paid life insurance premiums totaling $750, Mr. Kark was given airplane tickets due to the mandatory postponement of a vacation.
(5)  Mr. Medina became Treasurer in May of 2001.

     The following table presents information concerning individual grants of options to purchase shares of our common stock made during the fiscal year ended December 31, 2002 to each of the Named Executive Officers. No stock appreciation rights ("SARs") were issued during the year ended December 31, 2002.

                                      OPTION GRANTS IN LAST FISCAL YEAR

                             Number of       Percent of Total
                            Securities            Options            Exercise
                            Underlying          Granted to              or
                              Options           Employees           Base Price
Name                        Granted (#)        in Fiscal Year          ($/Sh)          Expiration Date
----                        -----------        --------------          ------          ---------------

Michael W. Johnson         200,000(1)             21.30%                 2.215            2/26/12
                            90,000(2)              9.59%                 1.075            6/24/12
Jim Brandt                  65,000(2)              6.93%                 1.075            6/24/12
Harry R. Herbst             55,000(2)              5.85%                 1.075            6/24/12
Donald Kark                 65,000(2)              6.93%                 1.075            6/24/12
James L. Medina             10,000(2)              1.07%                 1.075            6/24/12
                             6,000(3)              0.64%                 0.760            8/30/12

--------------
(1)  Vests over 23 months from the grant date of February 26, 2002 with 1/23rd vesting each month after the grant.
(2)  Vested immediately on date of grant of June 24, 2002.
(3)  Vests over 36 months from the grant date of August 30, 2002, with 7/36th vesting on March 30, 2003 and 1/36th vesting each month after following.


     The following table sets forth the fiscal year-end value of in-the-money options to purchase common stock for each Named Executive Officer as of December
31, 2002. No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 2002.


                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                     FISCAL YEAR-END OPTION VALUES

                                    Number of Securities                 Value of Unexercised
                                   Underlying Unexercised                In-the-Money Options
                                    Options at FY-End (#)                  at FY-End ($)(1)
                                    ---------------------                  ----------------
      Name                     Exercisable      Unexercisable       Exercisable       Unexercisable
      ----                     -----------      -------------       -----------       -------------
Michael W.  Johnson            1,317,613            143,043           $108,696                  $0
Jim Brandt                       180,972             39,028            $28,275                  $0
Harry R. Herbst                  196,389            123,611            $29,425                  $0
Donald Kark                      369,056             46,944            $28,275             $12,444
James L. Medina                   30,889             31,611             $4,850             $ 4,000

------------------
(1)  Based upon the difference between the exercise price and the fair market value of the common stock underlying the stock options at December 31, 2002 that had an exercise price less than the fair market value of the common stock on such date. The fair market value of Company common stock at
     December 31, 2002, measured as the mean of the closing bid and asked prices of the common stock on such date, was $1.51 per share.

                                       18



                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002, regarding securities authorized for issuance under the Company's equity compensation plans and pursuant to outstanding warrants issued in exchange for past services. The equity compensation plans include the 1990 Stock Option Plan and the 1999 Stock
Option Plan. As of December 31, 2002, there were 1,180,193 options outstanding and no shares of common stock available for future grant under the 1990 Stock
Option Plan, which has expired. As of December 31, 2002, there were 3,112,850 options outstanding and 387,150 shares available for grant under the 1999 Stock
Option Plan. These equity compensation plans have both been approved by the Company's stockholders.

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                                          Number of securities
                                                                                          remaining available for
                                Number of securities to be   Weighted average exercise    future issuance under
                                issued upon exercise of      price of outstanding         equity compensation plans
                                outstanding options,         options, warrants and        (excluding securities
                                warrants and rights          rights                       reflected in column (a))
Plan Category                               (a)                          (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans
approved by shareholders:              4,293,043                        $2.78                      387,150

------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not
approved by stockholders (1):            126,387                        $2.75                           -

------------------------------- ---------------------------- ---------------------------- ----------------------------
         Total:                        4,419,430                        $2.78                      387,150
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1)  Represents warrants issued in 1995 and 2000 as consideration in exchange for consulting services.



               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
               --------------------------------------------------
                       AND CHANGE-IN-CONTROL ARRANGEMENTS
                       ----------------------------------

     On February 26, 2002, the Company extended the April 15, 2000 employment agreement with Michael W. Johnson, Chief Executive Officer and Chairman of the Board of the Company, to December 31, 2003. The agreement provides for an annual base salary of $200,000 and cash performance bonuses of up to 50% of Mr. Johnson's annual base salary based on the achievement of overall company performance and the achievement of specific individual performance targets as defined between Mr. Johnson and the Company's Governance Committee. The agreement provides for the periodic review and adjustment of Mr. Johnson's base salary. The agreement also granted Mr. Johnson the option to purchase 200,000 shares of the Company's common stock, with an exercise price based on the fair market value on February 26, 2002. Mr. Johnson is eligible to receive additional options to purchase common stock as authorized from time to time by the Board. Mr. Johnson is also provided a total term life policy benefit of $1,000,000, payable to his estate in the event of his death during the term of the agreement. The agreement provides for the acceleration of the vesting of all options awarded to him in the event that there is a change in control of the Company. If Mr. Johnson is terminated without cause, he is entitled to 90 days advance notice and severance payments equal to 100% of his annual base salary then in effect for a period of 15 months. He is also entitled to maintain his employee benefits for 15 months. In addition, the Company will accelerate vesting of 50% of all unvested options held by him at the date of his termination.

     On October 26, 2001, the Company entered into a two-year employment agreement with James T. Brandt, Executive Vice President, Development & Services. The agreement provides for a base salary of $135,000, and cash performance bonuses of up to a maximum of 35% of base annual salary based on overall Company performance and the achievement of individual performance targets. The agreement provides for the periodic review and adjustment of Mr. Brandt's base salary. Mr. Brandt is eligible to receive options to purchase common stock as authorized from time to time by the Board. Mr. Brandt is also provided a total term life policy benefit of $500,000 payable to his estate in the event of his death during the term of the agreement. If Mr. Brandt is terminated without cause, he is entitled to severance payments equal to six months salary.

     On February 22, 2001, the Company entered into a three-year employment agreement with Harry R. Herbst, Executive Vice President and Chief Financial Officer. The agreement provides for a base salary of $190,000, and cash performance bonuses of up to $85,000 based on defined performance targets. The agreement provides for the periodic review and adjustment of Mr. Herbst's base salary. Under this agreement, Mr. Herbst was granted an option to purchase 225,000 shares of the Company's common stock, with an exercise price based on the fair market value of the Company's stock on February 22, 2001. If Mr. Herbst is terminated without cause, he is entitled to severance payments equal to his then base salary for a period of 12 months and formula-based accelerated vesting of his options as set forth in his Option Agreement with the Company.

     On February 16, 1998, the Company entered into an eighteen-month employment agreement with Donald Kark, Vice President of Engineering and Technology. On March 30, 2001 Mr. Kark's agreement was renewed for 24 months. The agreement provides for an annual base salary of $145,000 and for the periodic review and adjustment of Mr. Kark's base salary. Mr. Kark is eligible for an annual performance bonus up to a maximum of 30% of base annual salary based on overall Company performance and the achievement of individual performance targets. Mr. Kark is also provided a total term life policy benefit of $500,000 payable to his estate in the event of his death during the term of the agreement. Under this agreement, Mr. Kark was granted an option to purchase 50,000 shares of the Company's common stock, with an exercise price based on the fair market value of the Company's stock on May 10, 2001. If Mr. Kark is terminated without cause, he is entitled to a severance payment equal to six months salary, and the Company will accelerate vesting of 25% of all unvested options held at the date of termination.

Certain Relationships and Related Transactions

     There have been no transactions during the last two completed fiscal years, and there are no proposed transactions, to which we were or are to be a party in which any of our directors or nominees for director, Named Executive Officers, 5% stockholders, or any of the members of the immediate family of any of them had or is to have a direct or indirect material interest.


                              STOCKHOLDER PROPOSALS
                              ---------------------

     No stockholder proposals were submitted for the 2003 Annual Meeting. Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the 2004 Annual Meeting of Stockholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on December 2, 2003.

     If a stockholder intends to submit a proposal at the 2004 Annual Meeting, which proposal is not to be considered for inclusion in the Company's proxy statement and form of proxy relating to such a meeting, the Company must receive proper written notice on or before February 15, 2004. Under the rules promulgated by the Securities and Exchange Commission, stockholder proposals not included in the Company's proxy materials for its 2004 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will be considered untimely if notice thereof is received by the Company after February 15, 2004. Management proxies will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in the Company's proxy materials for the 2004 Annual Meeting unless the Company receives notice thereof by February 15, 2004 and the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Securities Exchange Act of 1934, as amended, are met.

                                  OTHER MATTERS
                                  -------------

     All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's common stock is based upon information contained in reports and/or schedules filed by such owner with the Securities and Exchange Commission.

     The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2002, which includes financial statements and accompanies this Proxy Statement, does not form any part of the material for the solicitation of proxies.

     The Company will furnish without charge a copy of its Annual Report on Form 10-KSB, including the financial statements included therein, for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission to any Stockholder (including any beneficial owner) upon written or oral request to InfoNow Corporation, Attn: Investor Relations, 1875 Lawrence Street, Suite 1100, Denver, Colorado 80202; Telephone: 303-293-0212. A copy of the exhibits to such report will be furnished to any Stockholder upon written request and payment of a nominal fee.


                                            By Order of the Board of Directors:


                                            Michael W. Johnson
                                            Chairman and CEO

                                                                      Appendix A

                                    ARTICLE 6
                   Shares of Common Stock Subject to the Plan

Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 6,000,000 authorized shares. To the extent the aggregate Fair Market Value (determined as of the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by an individual in a particular calendar year exceeds $100,000, such excess Stock Options shall be treated as NSOs. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

                                                                      Appendix B


                               INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                             Denver, Colorado 80202

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders to be held on May 9, 2003

     The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Annual Stockholders Meeting and Proxy Statement dated April 1, 2003, relating to the Annual Meeting of Stockholders to be held at The Embassy Suites Hotel, Rembrandt Meeting Room, 1881 Curtis Street, Denver, Colorado 80202, on May 9, 2003, at 10:00 a.m. local time, and hereby appoints Harold Herbst and Rebecca Winning, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of InfoNow Corporation registered in the name provided herein which the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals proposed by InfoNow Corporation set forth in said Proxy Statement, which proposals are set forth below.

     Proposal 1.    For the election of each of the four nominees named herein for the office of director. (Michael Johnson, Jeffrey
                    Peotter, Allan R. Spies, Duane Wentworth)

     Proposal 2.    For the ratification of the selection by the Board of
                    Directors of the independent auditors of the Company for the fiscal year ending December 31, 2003;

     Proposal 3.    For the amendment to amend the Company's Certificate of
                    Incorporation, as amended to date, to increase the total number of authorized shares of the Company's common stock from 15,000,000 to 40,000,000 shares; and

     Proposal 4.    For the amendment to increase the number of shares of
                    common stock available for issuance under the Company's 1999
                    Stock Option Plan, as amended, from 3,500,000 to 6,000,000 shares, if the proposal to amend the Certificate of Incorporation, as amended, is approved.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

     PLEASE SIGN AND DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED,
          POSTAGE PRE-PAID (IF MAILED WITHIN THE U.S.) RETURN ENVELOPE.

     SEE REVERSE SIDE. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted for proposals 1, 2, 3 and 4. This proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Stockholders Meeting to the undersigned. Please mark your votes with an "X".

     InfoNow Corporation's Board of Directors recommends a vote "FOR" all proposals.

Election of Directors

1. For the election of each of the four nominees named herein for the office of director. (Michael Johnson, Jeffrey Peotter, Allan r. Spies, Duane Wentworth)

     |_| FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) |_| WITHHOLD AUTHORITY TO VOTE FOR ALL LISTED BELOW

        Michael W. Johnson, Jeffrey Peotter, Allan Spies, Duane Wentworth

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. For the ratification of the appointment of Deloitte & Touche, LLP as independent auditors of the Company for the fiscal year ended December 31, 2003.

     |_| FOR                 |_|   AGAINST              |_|    ABSTAIN

3. For the approval to amend the Company's Certificate of Incorporation, as amended to date, to increase the total authorized shares of common stock from 15,000,000 to 40,000,000.

     |_| FOR                 |_|   AGAINST              |_|    ABSTAIN

4. For the amendment to increase the number of shares of common stock available for issuance under the Company's 1999 Stock Option Plan, as amendment, from 3,500,000 to 6,000,000 shares, if the proposal to amend the Certificate of Incorporation, as amended, is approved.

     |_| FOR                 |_|   AGAINST              |_|    ABSTAIN

By signing this proxy the signatory authorizes its transmission to InfoNow Corporation or the proxies by electronic means, including telecopy. The undersigned hereby authorizes the proxies, and each of them, in their discretion, to vote on any other business as may properly be brought before the Annual Meeting or any adjournment thereof.

Address Change? Mark here |_|                    Dated:
Indicate Changes below:                          -------------------------------


                                                 -------------------------------
                                                 Signature(s) of Shareholder(s)


                                                 -------------------------------
                                                 Signature(s) of Shareholder(s)

Signature(s) must agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint tenants, both must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.